                                                                    Exhibit 99.1

iLINC
COMMUNICATIONS



CONTACT:          JAMES M. POWERS, JR.
                  PRESIDENT AND CHIEF EXECUTIVE OFFICER
                  (602) 952-1200

                         ILINC COMMUNICATIONS ANNOUNCES
                        FISCAL 2006 FIRST QUARTER RESULTS

FIRST FISCAL QUARTER HIGHLIGHTS

         o        Increased revenue 36% over prior year's quarter
         o Increased audio conferencing minutes provided by 6% over the prior quarter
         o        Added more than 200 new Web and audio conferencing customers

PHOENIX, Arizona (August 11, 2005) - iLinc Communications, Inc. (AMEX:ILC), developers of one of the most feature-rich and secure Web conferencing and integrated audio conferencing solutions, today announced results for the fiscal 2006 first quarter ended June 30, 2005.

Revenues from continuing operations increased 36% to $2.7 million for the three months ended June 30, 2005, when compared with revenues of $2.0 million for the three months ended June 30, 2004. The Company reported a net loss from continuing operations of $892,000, or $0.04 per basic and diluted share, as compared with a net loss from continuing operations of $1.5 million, or $0.07 per basic and diluted share, during the three months ended June 30, 2004.

Commenting on the first quarter financial results, James M. Powers, Jr., president and chief executive officer of iLinc Communications, said, "We saw a reduction in revenue growth from the prior quarter primarily due to the delay of a few sales transactions that we had anticipated to close in the June quarter. However, we see continued growth in overall recurring revenues that include the combined use of our per-minute Web and audio conferencing products. New and old customers alike appreciate the flexibility in licensing, delivery, and access to complementary services that iLinc provides in our Web and audio conferencing products and services.

Dr. Powers continued, "We are committed to continued bottom line improvement while sustaining our investment in our sales and marketing efforts and in product development. Toward our goal of balance sheet improvement and ultimate profitability, we have implemented a cost reduction program that includes head count and expense reduction in non-core areas. Also, we recently converted $400,000 of long-term debt into equity and plan additional debt conversions as appropriate to reduce our overall debt burden and lessen interest expense. Additionally, we plan to raise equity capital to further improve our overall capital structure.

In closing, Dr. Powers added, "We remain uniquely positioned to take advantage of the rapid growth projected in the Web conferencing industry and especially in the software purchase model component of the industry which is projected to be the highest growth area. We are encouraged by our ability to win customers from larger competitors by leveraging our competitive advantages."

A listen-only 30-day replay of iLinc Communications' fiscal 2006 first quarter conference call will be available online through the Company's Web site at www.iLinc.com beginning at 1:00 p.m. Eastern time on August 11, 2005.


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ILC Announces First Quarter Results
Page 2
August 11, 2006



ABOUT ILINC COMMUNICATIONS, INC.
iLinc Communications, Inc. is a leading developer of Web conferencing software and audio (phone) conferencing services for highly secure and cost-effective collaborative meetings, presentations, and training sessions. The Company enables customers to purchase and own iLinc Web conferencing software, which can be installed inside of a customer's network or hosted by iLinc. Our products and services include the iLinc Suite of Web Conferencing software (MeetingLinc, LearnLinc, ConferenceLinc, and SupportLinc); Audio Conferencing Services; On-Demand Conferencing; and EventPlus, a service for professionally managed online and audio conferencing events. iLinc's products and services are used by organizations worldwide in sales, HR and training, marketing, and customer support. More information about the Phoenix-based company may be found on the Web at www.ilinc.com.

THIS PRESS RELEASE CONTAINS INFORMATION THAT CONSTITUTES FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ANY SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS DESCRIBED WITHIN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THE RATE OF ACCEPTANCE OF THE COMPANY'S PRODUCTS AND SERVICES BY CUSTOMERS, CHANGES IN THE WEB CONFERENCING AND AUDIO CONFERENCING MARKET IN GENERAL, THE COMPANY'S NEED FOR WORKING CAPITAL, THE COMPETITION THE COMPANY FACES FROM LARGER AND MORE WELL-CAPITALIZED COMPETITORS, AND OTHER MATTERS MORE FULLY DISCLOSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING INFORMATION PROVIDED HEREIN REPRESENTS THE COMPANY'S ESTIMATES AND EXPECTATIONS AS OF THE DATE OF THE PRESS RELEASE, AND SUBSEQUENT EVENTS AND DEVELOPMENTS MAY CAUSE THE COMPANY'S ESTIMATES AND EXPECTATIONS TO CHANGE. THE COMPANY SPECIFICALLY DISCLAIMS ANY OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION IN THE FUTURE. THEREFORE, THIS FORWARD-LOOKING INFORMATION SHOULD NOT BE RELIED UPON AS REPRESENTING THE COMPANY'S ESTIMATES AND EXPECTATIONS OF ITS FUTURE FINANCIAL PERFORMANCE AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PRESS RELEASE.

iLinc, iLinc Communications, iLinc Suite, MeetingLinc, LearnLinc,
ConferenceLinc, SupportLinc, On-Demand, and their respective logos are trademarks or registered trademarks of iLinc Communications, Inc. All other company names and products may be trademarks of their respective companies.

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

ILC Announces First Quarter Results
Page 3
August 11, 2005


                        ILINC COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                        (UNAUDITED)
                           (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                THREE MONTHS ENDED
                                                                     JUNE 30,
                                                               2005            2004
                                                             ---------      ---------
Revenues:
   Licenses                                                  $    522       $    889
   Software and audio services                                  1,700            710
   Maintenance and professional services                          451            371
                                                             ---------      ---------
       Total revenues                                           2,673          1,970

Cost of Revenues:
   Licenses                                                  $     32       $     42
   Software and audio services                                  1,083            523
   Maintenance and professional services                          113            113
   Amortization of acquired developed technology                  119             77
                                                             ---------      ---------
       Total cost of revenues                                   1,347            755
                                                             ---------      ---------

Gross profit                                                    1,326          1,215
                                                             ---------      ---------

Operating expenses:
   Research and development                                       358            331
   Sales and marketing                                            785          1,022
   General and administrative                                     641            716
                                                             ---------      ---------
       Total operating expenses                                 1,784          2,069
                                                             ---------      ---------

Loss from operations                                             (458)          (854)

Interest expense                                                 (431)          (633)
Interest income and other                                           5             23
Gain on settlement of debt and other obligations                   (8)             8
                                                             ---------      ---------
Loss from continuing operations before income taxes              (892)        (1,456)
Income tax expense                                                 --             --
                                                             ---------      ---------

Loss from continuing operations                                  (892)        (1,456)
Income from discontinued operations                                 7             --
                                                             ---------      ---------

Net loss                                                         (885)        (1,456)
Preferred stock dividends                                         (25)           (29)
                                                             ---------      ---------
Loss available to common shareholders                        $   (910)      $ (1,485)
                                                             =========      =========

Loss per common share basic and diluted per share data:
   From continuing operations                                $  (0.04)      $  (0.07)
   From discontinued operations                                    --             --
                                                             ---------      ---------
       Net Loss per common share                             $  (0.04)      $  (0.07)
                                                             =========      =========

Weighted average shares outstanding                            24,145         20,297
                                                             =========      =========

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

ILC Announces First Quarter Results
Page 3
August 11, 2005


                                       ILINC COMMUNICATIONS, INC. AND SUBSIDIARIES
                                          CONDENSED CONSOLIDATED BALANCE SHEETS
                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      JUNE 30,       MARCH 31,
                                                                                        2005           2005
                                                                                     ---------      ---------
                                                         ASSETS                     (UNAUDITED)
Current assets:
   Cash and cash equivalents                                                          $    261       $    532
   Accounts receivable, net                                                              1,743          1,949
   Note receivable                                                                          --             25
   Prepaid and other current assets                                                        161             69
                                                                                      ---------      ---------
       Total current assets                                                              2,165          2,575

Property and equipment, net                                                              1,007          1,221
Goodwill                                                                                10,948         10,797
Intangible assets, net                                                                   2,321          2,504
Other assets                                                                                16             18
Assets of discontinued operations                                                           --            114
                                                                                      ---------      ---------
       Total Assets                                                                   $ 16,457       $ 17,229
                                                                                      =========      =========

                                          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Current portion of long term debt                                                  $    815       $    885
   Accounts payable and accrued liabilities                                              4,831          4,731
   Current portion of capital lease liabilities                                            178            196
   Deferred revenue                                                                      1,037          1,014
                                                                                      ---------      ---------
       Total current liabilities                                                         6,861          6,826

Long term debt                                                                           6,820          6,702
Leases payable                                                                              --             31
                                                                                      ---------      ---------
       Total liabilities                                                                13,681         13,559
                                                                                      ---------      ---------

Commitments and contingencies

Shareholders' equity:
   Preferred stock, $.001 par value 10,000,000 shares authorized,
      127,500 shares issued and outstanding, liquidation preference
      of $1,275,000                                                                         --             --
   Common stock, $0.001 par value, 100,000,000 shares authorized,
     25,577,287 issued                                                                      26             26
   Additional paid-in capital                                                           42,191         42,175
   Accumulated deficit                                                                 (38,033)       (37,123)
   Less:  Treasury stock                                                                (1,408)        (1,408)
                                                                                      ---------      ---------
       Total shareholders' equity                                                        2,776          3,670
                                                                                      ---------      ---------
       Total Liabilities and Shareholders' Equity                                     $ 16,457       $ 17,229
                                                                                      =========      =========

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